SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 14, 1996                 RULE 424(B)(5)
(TO PROSPECTUS DATED NOVEMBER 13, 1996)


                                  CWABS, INC.
                                   Depositor

                                  COUNTRYWIDE
                               HOME LOANS, INC.
                          Sponsor and Master Servicer

                   COUNTRYWIDE HOME EQUITY LOAN TRUST 1996-A

      REVOLVING HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 1996-A
                                 ____________




The certificates                   THE CERTIFICATES
represent obligations
of the trust only and              o    This supplement relates to the
do not represent an                     offering of the certificates of the
interest in or                          series referenced above. This
obligation of CWABS,                    supplement does not contain
Inc., Countrywide Home                  complete information about the
Loans, Inc. or any of                   offering of the certificates.
their affiliates.                       Additional information is contained
                                        in the prospectus supplement dated
This supplement may be                  November 14, 1996 prepared in
used to offer and sell                  connection with the offering of the
the offered                             offered certificates of the series
certificates only if                    referenced above and in the
accompanied by the                      prospectus of the depositor dated
prospectus supplement                   November 13, 1996. You are urged to
and the prospectus.                     read this supplement, the
                                        prospectus supplement and the
                                        prospectus in full.

                                   o    As of August 16, 1999, the class
                                        certificate balance of the
                                        certificates was approximately
                                        $86,858,619.51


NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

AUGUST 27, 1999

                               THE MORTGAGE POOL

     As of August 1, 1999 (the "Reference Date"), the Mortgage Pool included approximately 4,575 Mortgage Loans having an aggregate Principal Balance of approximately $95,563,075.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                      As of
                                                                August 1, 1999

Aggregate Principal Balance of the Mortgage Loans..........       $95,563,075
Delinquent Mortgage Loans and Pending Foreclosures
at Period End (1)
   30-59 days..............................................           0.51%
   60-90 days..............................................           0.20%
   91 days or more (excluding pending foreclosures)........           0.45%
                                                                      -----
   Total Delinquencies.....................................           1.16.%
                                                                      ======
Foreclosures Pending.......................................           0.08%
                                                                      -----
    Total Delinquencies and foreclosures pending...........           1.24.%
                                                                      ======
______________

(1) As a percentage of the aggregate Principal Balance of the Mortgage Loans as of the Reference Date.

     Two (2) Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

     Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

THE MASTER SERVICER

     Countrywide Home Loans, Inc. ("Countrywide") will continue to act as Master Servicer under the Agreement.

     At June 30, 1999, Countrywide provided servicing for approximately $230.1 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At Jun 30, 1999, Countrywide provided servicing for approximately $1.6 billion aggregate principal amount of first and second lien mortgage loans originated under home equity lines of credit.

FORECLOSURE AND DELINQUENCY EXPERIENCE

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans serviced by the Master Servicer. Since Countrywide only began servicing home equity loans in October 1994, the delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                                                   DELINQUENCY AND FORECLOSURE EXPERIENCE(1)

                                      AS OF DECEMBER 31, 1997         AS OF DECEMBER 31, 1998              AS OF JUNE 30, 1999
                                      -----------------------         -----------------------              -------------------
Portfolio.............             $1,062,794,424.18     100.00%    1,323,711,736.54     100.00%     1,646,684,727.24     100.00%
Delinquency percentage(1)
       30-59 days.....                 $3,789,570.37       0.36%        4,483,412.01       0.34%         3,390,785.97       0.20%
       60-89..........                   $533,225.80       0.05%          747,337.11       0.06%           828,413.35       0.05%
       90+ days.......                 $1,101,964.19       0.10%        2,439,328.76       0.18%         2,555,071.32       0.15%
           Total(2)...                 $5,424,760.36       0.51%        7,670,077.88       0.58%         6,774,270.64       0.41%
Foreclosure Rate(3)...                 $1,166,826.32       0.11%        1,835,608.61       0.14%         1,636,691.64       0.10%
Bankruptcy Rate(4)....                 $3,071,686.84       0.29%        4,801,943.11       0.36%         7,089,622.89       0.43%

______________

(1) The period of delinquency is based on the number of days payments are contractually past due.

(2) Certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

(3) "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

(4) "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

YEAR 2000 COMPLIANCE

     The Master Servicer has made and will continue to make investments to identify, modify or replace any computer systems which are not year 2000 compliant and to address other related issues associated with the change of the millennium. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Master Servicer or the Trustee are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the Mortgage Loans could materially and adversely affect the holders of the Certificates.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be allocated and entitled to receive interest and principal payments as described in the Prospectus Supplement under "Description of the Certificates-- Distributions on the Certificates".

     As of August 16, 1999 (the "Certificate Date"), the Certificate Principal Balance of the Certificates was approximately $86,858,619.51. As of the Certificate Date the Pool Factor was approximately 0.3530363 and the Invested Amount was approximately $89,916,637.91. For additional information with respect to the Certificates, see "Description of the Certificates" in the Prospectus Supplement.

REPORTS TO CERTIFICATEHOLDERS

     The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

                            THE CERTIFICATE INSURER

     Financial Security Assurance Inc. is the Certificate Insurer as described in the Prospectus Supplement. See "The Certificate Insurer" in the Prospectus Supplement.

     Financial Security Assurance Inc. is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd., a New York Stock Exchange listed company. Financial Security Assurance Holdings Ltd. files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). These documents may be reviewed at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Financial Security Assurance Holdings Ltd.'s SEC filings are also available to the public at the SEC's Web site at http://www.sec.gov.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Certificates discussed under the sections titled "Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

     On December 30, 1997 the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described in the Prospectus. It is recommended that prospective purchasers of the Certificates consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     The Taxpayer Relief Act of 1997 and the IRS Restructuring and Reform Act of 1998 reduced the capital gains tax rates for certain noncorporate taxpayers. Prospective investors should consult their tax advisors with respect to these tax law changes.

     The Small Business and Job Protection Act of 1996 and Taxpayer Relief Act of 1997 modified the definition of U.S. person with regard to trusts. A trust is a "U.S. Person" if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. In addition, U.S. Persons include certain trusts that can elect to be treated as U.S. Persons.

     Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Certificates should consider carefully the ERISA consequences of an investment in the Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement and subject to the qualifications and limitations set forth therein, it is believed that the Exemption will apply to the acquisition and holding of the Certificates by Plans and that all conditions of the Exemption other than those within the control of investors will be met.

                                    RATINGS

     The Certificates are currently rated "AAA" by Standard & Poor's and "Aaa" by Moody's. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.


                                                                     Exhibit 1

                            PRINCIPAL BALANCES
------------------------------------------------------------------------------


                                    Number of         Reference      Percent of
Range of Principal Balances       Mortgage Loans    Date Principal       Pool
                                                       Balance

$0.00                                  772                -               -
1.00 to 10,000.00                      490           $2,986,347        3.13%
10,000.01 to 20,000.00               1,479           22,665,513       23.72
20,000.01 to 30,000.00                 912           22,479,469       23.52
30,000.01 to 40,000.00                 441           15,403,344       16.12
40,000.01 to 50,000.00                 203            9,195,499        9.62
50,000.01 to 60,000.00                 101            5,610,962        5.87
60,000.01 to 70,000.00                  58            3,793,831        3.97
70,000.01 to 80,000.00                  23            1,705,046        1.78
80,000.01 to 90,000.00                  32            2,718,065        2.84
90,000.01 to 100,000.00                 24            2,285,044        2.39
100,000.01 to 110,000.00                 6              632,929        0.66
110,000.01 to 120,000.00                 6              684,223        0.72
120,000.01 to 130,000.00                 9            1,139,871        1.19
130,000.01 to 140,000.00                 5              673,496        0.70
140,000.01 to 150,000.00                 6              881,683        0.92
170,000.01 to 180,000.00                 1              178,857        0.19
190,000.01 to 200,000.00                 1              200,000        0.21
240,000.01 to 250,000.00                 2              494,552        0.52
280,000.01 to 290,000.00                 1              289,685        0.30
300,000.01 to 310,000.00                 1              305,040        0.32
490,000.01 to 500,000.00                 1              494,362        0.52
740,000.01 to 750,000.00                 1              745,256        0.78
============================================================================
                 Total               4,575          $95,563,075      100.00%
============================================================================



                             CREDIT LIMITS
-----------------------------------------------------------------------------

        Range of            Number of        Reference Date       Percent of
     Credit Limits         Mortgage Loans    Principal Balance       Pool

$1.00 to 10,000                   75              $494,475          0.52%
10,000.01 to 20,000.00         1,629            19,010,391         19.89
20,000.01 to 30,000.00         1,237            22,274,919         23.31
30,000.01 to 40,000.00           645            15,268,829         15.98
40,000.01 to 50,000.00           405            11,439,569         11.97
50,000.01 to 60,000.00           150             5,297,022          5.54
60,000.01 to 70,000.00           110             4,796,983          5.02
70,000.01 to 80,000.00            78             2,699,589          2.82
80,000.01 to 90,000.00            48             2,287,840          2.39
90,000.01 to 100,000.00          104             3,967,370          4.15
100,000.01 to 110,000.00          16               490,492          0.51
110,000.01 to 120,000.00          16             1,178,878          1.23
120,000.01 to 130,000.00          12             1,069,994          1.12
130,000.01 to 140,000.00           5               534,811          0.56
140,000.01 to 150,000.00          20             1,635,687          1.71
150,000.01 to 160,000.00           2                59,743          0.06
160,000.01 to 170,000.00           2               129,950          0.14
180,000.01 to 190,000.00           1                     -             -
190,000.01 to 200,000.00           5               481,657          0.50
210,000.01 to 220,000.00           2                     -             -
220,000.01 to 230,000.00           1                     -             -
240,000.01 to 250,000.00           3               494,552          0.52
260,000.01 to 270,000.00           1                     -             -
280,000.01 to 290,000.00           1               289,685          0.30
290,000.01 to 300,000.00           1               115,981          0.12
340,000.01 to 350,000.00           1                     -             -
350,000.01 and up                  5             1,544,658          1.62
===========================================================================
                   Total       4,575          $95,563,075         100.00%
===========================================================================


                  GEOGRAPHIC DISTRIBUTION (1)
----------------------------------------------------------------


                        Number of         Reference         Percent
State                  Mortgage Loans     Principal         of Pool
                                           Balance

Alabama                        88       $1,480,361          1.55%
Arizona                       139        2,569,303          2.69
California                  1,200       29,219,611         30.58
Colorado                      125        2,501,308          2.62
Connecticut                    41        1,175,453          1.23
Delaware                        7          162,710          0.17
District of Columbia            1           26,346          0.03
Florida                       294        5,699,705          5.96
Georgia                       109        2,034,542          2.13
Idaho                         117        2,683,055          2.81
Illinois                      189        3,290,211          3.44
Indiana                        59        1,099,303          1.15
Iowa                           15          264,335          0.28
Kansas                         29          438,368          0.46
Kentucky                        7          136,483          0.14
Louisiana                     108        1,732,894          1.81
Maine                           7           92,768          0.10
Maryland                       87        1,485,556          1.55
Massachusetts                  98        1,892,614          1.98
Michigan                      108        2,139,195          2.24
Mississippi                    15          381,281          0.40
Missouri                       75        1,211,073          1.27
Montana                        14          461,185          0.48
Nebraska                       13          135,245          0.14
Nevada                         88        1,694,854          1.77
New Hampshire                  12          321,569          0.34
New Jersey                    224        4,227,897          4.42
New Mexico                     45          999,076          1.05
New York                      127        2,910,208          3.05
North Carolina                 72        1,130,996          1.18
North Dakota                    2           31,856          0.03
Ohio                          161        2,805,966          2.94
Oklahoma                       23          376,249          0.39
Oregon                        125        3,013,507          3.15
Pennsylvania                  144        2,544,539          2.66
Rhode Island                    9          181,407          0.19
South Carolina                 24          553,475          0.58
South Dakota                    5           63,956          0.07
Tennessee                      65        1,286,842          1.35
Utah                           99        2,987,772          3.13
Vermont                         5           81,101          0.08
Virginia                       68        1,191,817          1.25
Washington                    274        5,749,944          6.02
Wisconsin                      42          744,395          0.78
Wyoming                        16          352,741          0.37
===================================================================
               Total        4,575      $95,563,075        100.00%
================================================================
(1) Geographic location is determined by the address of the Mortgaged Property securing the related Mortgage Loan.



                               PROPERTY TYPE
----------------------------------------------------------------------------


                            Number of      Reference Date      Percent of
     Property Type        Mortgage Loans  Principal Balance       Pool

Two-to-Four Family             45            $1,141,134            1.19%
Condominium                    93             1,562,721            1.64
PUD                           343             6,286,336            6.58
Single Family               4,094            86,572,884           90.59
============================================================================
                   Total    4,575           $95,563,075          100.00%
============================================================================

                     COMBINED LOAN-TO-VALUE RATIOS(1)



   Range of Combined        Number of      Reference Date       Percent of
  Loan-to-Value Ratios    Mortgage Loans  Principal Balance       Pool

    1: 1000                  13                $192,349          0.20%
 1001: 2000                  40                 893,245          0.93
 2001: 3000                  45                 605,628          0.63
 3001: 4000                  68               2,141,353          2.24
 4001: 5000                 110               2,271,430          2.38
 5001: 6000                 211               5,491,075          5.75
 6001: 7000                 602              12,977,938         13.58
 7001: 8000                1342              28,060,896         29.36
 8001: 9000                1774              35,934,812         37.60
 9001:10000                 370               6,994,350          7.32
========================================================================
                   Total  4,575             $95,563,075        100.00%
========================================================================
(1) The ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the Mortgage Loans and (ii) any outstanding principal balances of mortgage loans senior or of equal priority to the Mortgage Loans (calculated generally at the date of origination of the Mortgage Loans) to (B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in loan files at such date of origination of (ii) in the case of Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property.


                               LIEN PRIORITY
----------------------------------------------------------------------------


                            Number of        Reference Date      Percent of
     Lien Position        Mortgage Loans    Principal Balance       Pool

First Lien                         157           5,164,423            5.40
Second Lien                      4,418          90,398,652           94.60
==============================================================================
               Total          4,575            95,563,075         100.00
==============================================================================



                                    MARGIN
-------------------------------------------------------------------------------

  Range of             Number of         Reference Date         Percent of
   Margins           Mortgage Loans      Principal Balance        Pool

0.000% to 0.250%           39                $864,161             0.90%
0.251% to 0.500%          564              11,824,069            12.37
0.501% to 0.750%          242               5,292,775             5.54
0.751% to 1.000%          374               9,691,466            10.14
1.001% to 1.250%           92               2,539,478             2.66
1.251% to 1.500%          566              11,501,466            12.04
1.501% to 1.750%          195               3,959,198             4.14
1.751% to 2.000%          209               3,987,288             4.17
2.001% to 2.250%           81               1,921,742             2.01
2.251% to 2.500%          407               7,974,145             8.34
2.501% to 2.750%          335               6,122,646             6.41
2.751% to 3.000%          350               7,420,213             7.76
3.001% to 3.250%          358               7,372,343             7.71
3.251% to 3.500%            9                 191,131             0.20
3.501% to 3.750%          326               6,836,463             7.15
3.751% to 4.000%           91               1,665,017             1.74
4.001% to 4.250%          110               2,169,582             2.27
4.251% to 4.500%           26                 638,393             0.67
4.501% to 4.750%           38                 812,340             0.85
4.751% to 5.000%          136               2,310,378             2.42
5.001% to 5.250%           16                 240,276             0.25
5.251% to 5.500%           11                 228,506             0.24
============================================================================
             Total      4,575             $95,563,075           100.00%
============================================================================

                                 LOAN RATES


        Range of         Number of         Reference Date          Percent of
       Loan Rates      Mortgage Loans      Principal Balance          Pool

8.001% to 8.250%             39               $864,161               0.90%
8.251% to 8.500%            564             11,824,069              12.37
8.501% to 8.750%            242              5,292,775               5.54
8.751% to 9.000%            374              9,691,466              10.14
9.001% to 9.250%             92              2,539,478               2.66
9.251% to 9.500%            566             11,501,466              12.04
9.501% to 9.750%            195              3,959,198               4.14
9.751% to 10.000%           209              3,987,288               4.17
10.001% to 10.250%           81              1,921,742               2.01
10.251% to 10.500%          407              7,974,145               8.34
10.501% to 10.750%          335              6,122,646               6.41
10.751% to 11.000%          350              7,420,213               7.76
11.001% to 11.250%          358              7,372,343               7.71
11.251% to 11.500%            9                191,131               0.20
11.501% to 11.750%          326              6,836,463               7.15
11.751% to 12.000%           91              1,665,017               1.74
12.001% to 12.250%          110              2,169,582               2.27
12.251% to 12.500%           26                638,393               0.67
12.501% to 12.750%           38                812,340               0.85
12.751% to 13.000%          136              2,310,378               2.42
13.001% to 13.250%           16                240,276               0.25
13.251% to 13.500%           11                228,506               0.24
==============================================================================
                   Total  4,575            $95,563,075             100.00%
==============================================================================


                     CREDIT LIMIT UTILIZATION RATES
----------------------------------------------------------------------------
                                              Statistic
 Range of Credit Limit      Number of      Calculation Date    Percent of
   Utilization Rates      Mortgage Loans  Principal Balance       Pool

 0.00%                       772                       $0          0.00%
 1.00% to  10.00%             81                  162,101          0.17
10.01% to  20.00%             90                  482,810          0.51
20.01% to  30.00%            122                1,163,351          1.22
30.01% to  40.00%            116                1,683,579          1.76
40.01% to  50.00%            144                2,156,244          2.26
50.01% to  60.00%            151                3,062,719          3.20
60.01% to  70.00%            183                4,040,196          4.23
70.01% to  80.00%            260                6,742,750          7.06
80.01% to  90.00%            435               11,104,769         11.62
90.01% to 100.00%          2,219               64,964,549         67.98
============================================================================
          Total            4,575              $95,563,075        100.00%
============================================================================


                               MAXIMUM RATES
----------------------------------------------------------------------------

                             Number of     Reference Date         Percent of
     Maximum Rates        Mortgage Loans   Principal Balance          Pool

12.25%                            21          $246,079               0.26%
15.00%                             7           338,457               0.35
15.90%                             3            40,159               0.04
16.00%                            74         1,219,996               1.28
17.00%                           419         8,201,013               8.58
18.00%                         4,051        85,517,371              89.49
==============================================================================
                   Total       4,575       $95,563,075             100.00%
==============================================================================



                       MONTHS REMAINING TO MATURITY
----------------------------------------------------------------------------
    Range of Months
 Remaining to Scheduled     Number of        Reference Date      Percent of
        Maturity          Mortgage Loans    Principal Balance       Pool

240 to 244                      2               $39,696             0.04%
245 to 249                      1                   463             0.00
250 to 254                      3                41,199             0.04
255 to 259                    914            18,026,801            18.86
260 to 264                  2,456            52,764,994            55.21
265 to 269                  1,199            24,689,922            25.84
============================================================================
           Total            4,575           $95,563,075           100.00%
============================================================================



                             ORIGINATION YEAR
----------------------------------------------------------------------------

                            Number of      Reference Date      Percent of
    Origination Year      Mortgage Loans  Principal Balance       Pool


1994                              2            $39,696           0.04%
1995                              9            147,816           0.15
1996                          4,564         95,375,563          99.80
============================================================================
                              4,575        $95,563,075         100.00%
============================================================================




                                                                     Exhibit 2



Countrywide Home Loans, Inc.                                                                Date of Report:         8/9/99
Countrywide Home Equity Loan Trust - Series 1996-A                                          Time of Report:        6:46 PM
P & S Agreement Date:                                   October 31, 1996
Original Settlement Date:                               November 21, 1996
CUSIP Number of Certificates:                           222374AA8
Original Sale Balance:                                  246,033,118         Inv #8001002

==================================================================================================================================

CERTIFICATES INFORMATION
                                                                              BALANCE         MARGIN
Investors                                                             $246,033,118.00          0.18%
Transferor                                                              $5,021,084.11


OTHER INFORMATION

Original Pool Balance @ Cut-Off Date                                  $251,054,202.11
Servicing Fee                                                                  0.500%

Original Settlement Date                                                     11/21/96
First Payment Date                                                           12/16/96
Short Interest Period Days                                                         25
Managed Amortization Period (Months)                                               60

Required Overcollateralization (OC) Amount Percentage                           1.60%
Required Overcollateralization (OC) Amount                              $4,016,867.23
OC Lockout (Months)                                                                30
Spread Account Maximum (% of Original Bal.)                                     0.00%
Spread Account Floor (% of Original Bal.)                                       0.00%
Spread Carveout                                                                 0.50%
Spread Carveout Begins (Month)                                                      6
Cumulative/Rolling Loss Test Step-Up (% of Original Bal.)                       1.20%
Excess Spread Trigger Step-Up (% of Original Bal.)                              1.20%
Spread Account Step-Up 9+ Mths Delinquent Percentage                           50.00%
Initial Insured Amount                                                $246,033,118.00

Fixed Allocation Percentage                                                    98.00%
Minimum Transferor Interest Percentage                                          5.00%
Credit Enhancement Fee                                                         0.110%
Rapid Amortization Event Trigger (% of Original Pool Balance)                  1.000%
Tail Adjustment                                                                 $0.00

=================================================================================================================================






Countrywide Home Loans, Inc.                                                                Date of Report:         8/9/99
Countrywide Home Equity Loan Trust - Series 1996-A                                          Time of Report:        6:46 PM
P & S Agreement Date:                                   October 31, 1996
Original Settlement Date:                               November 21, 1996
CUSIP Number of Certificates:                           222374AA8
Original Sale Balance:                                  246,033,118         Inv #8001002

=================================================================================================================================

INPUT SECTION (PAGE 1 of 1)

MONTH:                                                                                                     32                  33
DISTRIBUTION DATE:                                                                                    7/15/99             8/16/99
DETERMINATION DATE:                                                                                   7/12/99             8/11/99

MORTGAGE LOANS PAYMENT SUMMARY
COLLECTION PERIOD:

   MTGE LOANS INTEREST RECEIVED                                                                   $877,488.44         $847,487.31
   MTGE LOANS PRINCIPAL RECEIVED                                                                $5,571,365.44       $5,615,838.12
   MTGE LOANS NET LIQUIDATION PROCEEDS (ALLOC. TO INTEREST)                                             $0.00               $0.00
   MTGE LOANS NET LIQUIDATION PROCEEDS (NET OF FORECL. PROFIT & ALLOC. TO PRINCIPAL)                $6,515.67          ($9,123.12)
   MTGE LOANS INSURANCE PROCEEDS (ALLOC. TO INTEREST)                                                   $0.00               $0.00
   MTGE LOANS INSURANCE PROCEEDS (ALLOC. TO PRINCIPAL)                                                  $0.00               $0.00
   MTGE LOANS SERVICER OPTIONAL ADVANCES (ALLOC. TO INTEREST)                                           $0.00               $0.00
   MTGE LOANS PURCHASE PRICE (ALLOC. TO INTEREST) (Section 2.02(a))                                     $0.00               $0.00
   MTGE LOANS PURCHASE PRICE (ALLOC. TO PRINCIPAL) (Section 2.02(a))                                    $0.00               $0.00
   MTGE LOANS (90+ DAY DELINQUENT) PURCHASE PRICE (ALLOC. TO INTEREST)                                  $0.00               $0.00
   MTGE LOANS (90+ DAY DELINQUENT) PURCHASE PRICE (ALLOC. TO PRINCIPAL)                                 $0.00               $0.00
   MTGE LOANS REMOVED FROM THE TRUST BY THE SERVICER (Section 2.06)                                     $0.00               $0.00
   MTGE LOANS TRANSFER DEPOSIT AMOUNT (ALLOC. TO PRINCIPAL)(Sections 2.02(a))                           $0.00               $0.00

   MTGE LOANS DRAWS (ADDITIONAL BALANCES)                                                       $2,286,236.40       $1,764,714.09
   MTGE LOANS LIQUIDATION LOSS AMOUNT (NET LOSSES)                                                 $97,023.52          $90,636.98

   MTGE LOANS TOTAL ENDING PRINCIPAL BALANCE (NET OF SERVICER REMOVALS)                        $99,495,712.85       $95,563,074.96

   AVERAGE MTGE LOANS RATE                                                                             9.859%              9.854%
   AVERAGE MTGE LOANS DAILY BALANCE                                                           $102,933,420.21       $98,945,052.36

DELINQUENCY & REO  SUMMARY
   DEL STAT 1 - NO. OF ACCTS                                                                               28                  22
   DEL STAT 1 - CURRENT BALANCE                                                                   $818,755.76         $485,392.31
   DEL STAT 2 - NO. OF ACCTS                                                                                6                   6
   DEL STAT 2 - CURRENT BALANCE                                                                    $98,055.58         $195,171.09
   DEL STAT 1+ - NO. OF ACCTS                                                                              58                  49
   DEL STAT 1+ - CURRENT BALANCE                                                                $1,417,703.39       $1,110,325.53
   DEL STAT 3+ - NO. OF ACCTS                                                                              24                  21
   DEL STAT 3+ - CURRENT BALANCE                                                                  $500,892.05         $429,762.13
   DEL STAT 9+ - NO. OF ACCTS                                                                              25                  25
   DEL STAT 9+ - CURRENT BALANCE                                                                  $779,966.54         $766,065.30
   REO - NO. OF ACCTS                                                                                       3                   2
   REO  - CURRENT BOOK BALANCE (UNPAID PRINC. BALANCE)                                            $112,348.11          $76,996.50

LOAN MODIFICATION SUMMARY
   MTGE LOANS W/ SR. LIEN BALANCE MODIFICATION (CLTV<80%)                                           $5,543.51               $0.00
   MTGE LOANS W/ SR. LIEN BALANCE MODIFICATION (CLTV>80%)                                               $0.00          $27,992.39
   MTGE LOANS W/ CREDIT LIMIT MODIFICATION                                                              $0.00               $0.00
   MTGE LOANS W/ GROSS MARGIN MODIFICATION                                                              $0.00               $0.00

OTHER INFORMATION
   LIBOR RATE FOR CURRENT INTEREST PERIOD                                                            4.98750%            5.18000%
   INTEREST DEPOSIT INTO SPREAD ACCOUNT (REINVESTEMNT)                                                     $0                  $0
   AMOUNT OWED TO CREDIT ENHANCER DUE TO PREPAYMENT SHORTFALL                                              $0                  $0
   FSA'S SURETY BOND IN FORCE ? (YES=1; NO=0)                                                               1                   1

=================================================================================================================================






Countrywide Home Loans, Inc.                                                                Date of Report:         8/9/99
Countrywide Home Equity Loan Trust - Series 1996-A                                          Time of Report:        6:46 PM
P & S Agreement Date:                                   October 31, 1996
Original Settlement Date:                               November 21, 1996
CUSIP Number of Certificates:                           222374AA8
Original Sale Balance:                                  246,033,118         Inv #8001002

=================================================================================================================================

Detailed Information (Page 1 of 5)

Distribution Date:                                                                                    7/15/99             8/16/99

LIBOR Rate (Adjusted two business days prior to previous Distribution Date)                          4.98750%            5.18000%
Average Mtge Loans Net Loan Rate (Effective Rate;Multiply by 360/365)                                8.61395%            8.60901%
Maximum Rate                                                                                         8.61395%            8.60901%
Investor Certificate Rate (LIBOR + 18 bps)                                                           5.16750%            5.36000%
Investor Certificate Rate Capped at Maximum Rate? (Y=1; N=0)                                                0                   0
Interest Period (Days)                                                                                     30                  32

Beginning Pool Balance                                                                         102,884,381.08       99,495,712.85
Beginning Investor Certificate Principal Balance                                                93,935,160.77       90,660,264.60
Beginning Transferor Principal Balance                                                           5,656,920.11        5,651,585.44
Beginning Invested Amount                                                                       97,227,460.97       93,844,127.41
Investor Floating Allocation Percentage                                                              94.5017%            94.3198%
Liquidation Loss Amount                                                                             97,023.52           90,636.98
Servicing Fee                                                                                       42,868.49           41,456.55

                               Mtge Loans Interest (Net of Cut-Off Date Overdue Interest)          877,488.44          847,487.31
                               Mtge Loans Principal                                              5,571,365.44        5,615,838.12
                               Mtge Loans Net Liquidation Proceeds                                   6,515.67           (9,123.12)
                               Mtge Loans Insurance Proceeds                                             0.00                0.00
                               Mtge Loans Optional Servicer Advances                                     0.00                0.00
                               Mtge Loans Purchase Price (Section 2.02(a))                               0.00                0.00
                               Mtge Loans (90+ Day Delinquent) Purchase Price                            0.00                0.00
                               Mtge Loans Transfer Deposit Amount (Section 2.02(a))                      0.00                0.00
Available Funds                                                                                  6,455,369.55        6,454,202.31

                               Mtge Loans Interest                                                 877,488.44          847,487.31
                               Mtge Loans Net Liquidations Proceeds (Alloc. to Int.)                     0.00                0.00
                               Mtge Loans Insurance Proceeds (Alloc. to Int.)                            0.00                0.00
                               Mtge Loans Optional Servicer Advances (Alloc. to Int.)                    0.00                0.00
                               Mtge Loans Purchase Price (Alloc. to Int.) (Section 2.02(a))              0.00                0.00
                               Mtge Loans (90+ Day Delinquent) Purchase Price (Alloc. to Int.)           0.00                0.00
Mtge Loans Interest Collections                                                                    877,488.44          847,487.31

                               Mtge Loans Principal                                              5,571,365.44        5,615,838.12
                               Mtge Loans Net Liquidaton Proceeds (Alloc. to Princ.& Net
                               of Forecl. Profits)                                                   6,515.67           (9,123.12)
                               Mtge Loans Insurance Proceeds (Alloc. to Princ.)                          0.00                0.00
                               Mtge Loans Purchase Price (Alloc. to Princ.) (Section 2.02(a))            0.00                0.00
                               Mtge Loans (90+ Day Delinquent) Purchase Price (Alloc. to Princ.          0.00                0.00
                               Mtge Loans Transfer Deposit Amount (Section 2.02(a))                      0.00                0.00
Mtge Loans Principal Collections                                                                 5,577,881.11        5,606,715.00

Interest Collections                                                                               877,488.44          847,487.31
Principal Collections                                                                            5,577,881.11        5,606,715.00

Investor & Transferor Interest & Principal Allocation
                               Investor Interest Collections                                       829,241.25          799,348.08
                               Investor Principal Collections                                    5,466,323.49        5,494,580.70
                               Transferor Interest Collections                                      48,247.19           48,139.23
                               Transferor Principal Collections                                    111,557.62          112,134.30
                               (Check)                                                                   0.00                0.00

Investor Loss Amout                                                                                 91,688.85           85,488.59
Transferor Loss Amount                                                                               5,334.67            5,148.39


=================================================================================================================================

Countrywide Home Loans, Inc.                                                                Date of Report:         8/9/99
Countrywide Home Equity Loan Trust - Series 1996-A                                          Time of Report:        6:46 PM
P & S Agreement Date:                                   October 31, 1996
Original Settlement Date:                               November 21, 1996
CUSIP Number of Certificates:                           222374AA8
Original Sale Balance:                                  246,033,118         Inv #8001002

=================================================================================================================================

Detailed Information (Page 2 of 5)

Distribution Date:                                                                                    7/15/99             8/16/99

Investor Interest Collections                                                                      829,241.25          799,348.08
                               less Investor Servicing Fee                                          40,511.44           39,101.72
                               less Unpaid Servicing Fee                                                 0.00                0.00
                               less Investor Certificate Interest                                  404,508.29          431,945.79
                               less Unpaid Investor Certificate Interest Shortfall                       0.00                0.00
                               less Credit Enhancement Premium                                       8,610.72            8,864.56
                               less Investor Loss Amount                                            91,688.85           85,488.59
                               less Unpaid Investor Loss Amount                                          0.00                0.00
                               less Unreimbursed Draw Amounts                                            0.00                0.00
Excess Interest                                                                                    283,921.95          233,947.42
                               less Accelerated Principal Distribution Amount                            0.00                0.00
Remaining Excess Interest                                                                          283,921.95          233,947.42

Investor Distributions
                               Investor Certificate Interest                                       404,508.29          431,945.79
                               Managed Amortization Period? (Y=1; N=0)                                      1                   1
                               Rapid Amortization Event? (Y=1; N=0)                                         0                   0
                               Rapid Amortization Period? (Y=1; N=0)                                        0                   0
                               Principal Collections less Additional Balances                    3,291,644.71        3,842,000.91
                               Alternative Principal Payment                                     3,291,644.71        3,842,000.91
                               Maximum Principal Collections                                     5,466,323.49        5,494,580.70
                               Principal Distribution Amount                                     3,291,644.71        3,842,000.91
                               Investor Loss Amount Distributed to Investors                        91,688.85           85,488.59
                               Excess Interest Paid as Principal                                         0.00                0.00

Transferor Distributions
                               Transferor Interest Collections (net of Transferor
                               Servicing Fee)                                                       45,890.14           45,784.40
                               Funds Released from Spread Account                                  315,456.20          240,898.04
                               OC Step-Down Amount                                                 108,437.38          125,844.41
                               Principal Distributions (including Transferor
                               Principal Collections)                                            2,286,236.40        1,764,714.09
                               Principal Balance of Loans Removed from the
                               Trust by the Servicer (Section 2.06)                                      0.00                0.00

Excess Int. (Shortfall) a/ Interest                                                                384,221.52          328,300.57
Excess Int. (Shortfall) a/ Premium b/ Losses                                                       375,610.80          319,436.01
Excess Int. (Shortfall) a/ Losses                                                                  283,921.95          233,947.42
Required Amount                                                                                          0.00                0.00
Required Amount Applied to Overcollateralization Amount                                                  0.00                0.00
Required Amount Applied to Spread Account                                                                0.00                0.00
Draw on Policy                                                                                           0.00                0.00

Investor Certificate Distribution Amount (Excluding Credit Enhancement
                               Draw Amount)                                                      3,679,404.46        4,233,590.88
Credit Enhancement Draw Amount (Excluding writedowns of OC)                                              0.00                0.00
                               Guaranteed Principal Distribution Amount                                  0.00                0.00
                               Guaranteed Amount                                                         0.00                0.00

=================================================================================================================================



=================================================================================================================================
Countrywide Home Loans, Inc.                                                                Date of Report:         8/9/99
Countrywide Home Equity Loan Trust - Series 1996-A                                          Time of Report:        6:46 PM
P & S Agreement Date:                                   October 31, 1996
Original Settlement Date:                               November 21, 1996
CUSIP Number of Certificates:                           222374AA8
Original Sale Balance:                                  246,033,118         Inv #8001002


=================================================================================================================================

Detailed Information (Page 3 of 5)

Distribution Date:                                                                                    7/15/99             8/16/99

Beginnining Pool Balance                                                                       102,884,381.08       99,495,712.85
    Interest Distribution                                                                          877,488.44          847,487.31
    Principal Distribution                                                                       5,577,881.11        5,606,715.00
    Servicer Account Removals (Section 2.06)                                                             0.00                0.00
    Additional Balances                                                                          2,286,236.40        1,764,714.09
    Liquidation Loss Amount                                                                         97,023.52           90,636.98
Ending Pool Balance                                                                             99,495,712.85       95,563,074.96

Beginning Investor Certificate Principal Balance                                                93,935,160.77       90,660,264.60
    Investor Certificate Interest                                                                  404,508.29          431,945.79
    Unpaid Investor Certificate Interest Shortfall distributed                                           0.00                0.00
    Investor Certificate Principal                                                               3,274,896.18        3,801,645.09
Ending Investor Certificate Principal Balance                                                   90,660,264.60       86,858,619.51
Pool Factor                                                                                         0.3684881           0.3530363

Beginnining Transferor Balance                                                                   5,656,920.11        5,651,585.44
    Interest Distribution (including funds released from Spread Account)                           363,703.38          289,037.27
    Principal Distribution (including Unallocated Transferor Principal Collections)              2,286,236.40        1,764,714.09
    Additional Balances                                                                          2,286,236.40        1,764,714.09
    Principal Balance of Loans Removed from the Trust by the Servicer (Section 2.06)                     0.00                0.00
    Losses allocated to Transferor                                                                   5,334.67            5,148.39
Ending Transferor Balance                                                                        5,651,585.44        5,646,437.05
Minimum Transferor Interest                                                                      4,974,785.64        4,778,153.75
Transferor Principal Collections Unallocated due to Minimum Transferor Interest
    (held in Coll. Acct.)                                                                                0.00                0.00
Total Unallocated Transferor Principal Collections held in Collection Account                            0.00                0.00

Beginning Invested Amount                                                                       97,227,460.97       93,844,127.41
    Principal Distribution Amount                                                                3,291,644.71        3,842,000.91
    Investor Loss Reduction Amount                                                                  91,688.85           85,488.59
Ending Invested Amount                                                                          93,844,127.41       89,916,637.91

Required OC Amount                                                                               3,183,862.81        3,058,018.40
Beginning OC Amount                                                                              3,292,300.19        3,183,862.81
Ending OC Amount                                                                                 3,183,862.81        3,058,018.40
Ending OC Amount (% of Original Pool Balance)                                                           1.27%               1.22%
OC Step-Down Amount                                                                                108,437.38          125,844.41

Current Month Excess Spread                                                                            3.446%              3.249%
Rolling Three-Month Excess Spread                                                                      3.498%              3.409%
Excess Spread Trigger Step-Up Percentage                                                               0.000%              0.000%

Annualized Six-Month Rolling Losses After a Rapid Amortization Event Trigger (Y=1; N=0)                     0                   0
Step-Up Cumulative Loss Trigger (Y=1; N=0)                                                                  0                   0
Step-Up Rolling/Cumulative Loss Test Percentage                                                        0.000%              0.000%
Six-Month Rolling Loss and Rapid Amortization Event Trigger Violated? (Y=1; N=0)                            0                   0
Step-Up Rolling Loss Test (Y=1; N=0)                                                                        0                   0
Step-Down Cumulative Loss Test Violated? (Y=1; N=0)                                                         0                   0
Step-Down Rolling Twelve-Month Delinquency Rate Test Violated? (Y=1; N=0)                                   0                   0
Current 60+ Day Delinquency Rate                                                                        1.39%               1.46%
Rolling Twelve-Month Delinquency Rate                                                                   1.69%               1.73%
Rolling Six-Month Loss Rate                                                                             0.07%               0.06%
Spread Account Cap Amount                                                                          389,983.27          383,032.65
Beginning Spread Account Balance                                                                   421,517.52          389,983.27
                               Deposit (Including Reinvestment Earnings)                           (31,534.25)          (6,950.62)
                               Draw from Account to Pay Credit Enhancer                                  0.00                0.00
                               Amount released from Spread Account                                $315,456.20         $240,898.04
Ending Spread Account Balance                                                                      389,983.27          383,032.65
Ending Spread Account Balance (% of Orig. Pool Bal.)                                                    0.16%               0.15%
Ending Unreimbursed Draw on Surety Bond                                                                  0.00                0.00

=================================================================================================================================
Countrywide Home Loans, Inc.                                                                Date of Report:         8/9/99
Countrywide Home Equity Loan Trust - Series 1996-A                                          Time of Report:        6:46 PM
P & S Agreement Date:                                   October 31, 1996
Original Settlement Date:                               November 21, 1996
CUSIP Number of Certificates:                           222374AA8
Original Sale Balance:                                  246,033,118         Inv #8001002

=================================================================================================================================

Detailed Information (Page 4 of 5)

Distribution Date:                                                                                    7/15/99             8/16/99

Beginning Insured Principal Amount                                                             $93,935,160.77      $90,660,264.60
Ending Insured Principal Amount                                                                $90,660,264.60      $86,858,619.51

Available Credit Enhancement                                                                            1.42%               1.37%
Investor Distribution Amount                                                                     3,679,404.46        4,233,590.88
Transferor Distribution Amount (incl. Excess Cash Rel. From SA & Step-Down OC Release)           2,756,020.12        2,177,240.94

Investor Loss Amount Reimbursed from Excess Interest                                                91,688.85           85,488.59
Investor Loss Amount Allocated to OC                                                                     0.00                0.00
Investor Loss Amount Allocated to Spread Account                                                         0.00                0.00
Investor Loss Amount Reimbursed from Policy Draw                                                         0.00                0.00
Investor Loss Amount Unreimbursed                                                                        0.00                0.00
Unreimbursed Loss Amount Distributed                                                                     0.00                0.00

Cum. Accelerated Principal Distribution Amount                                                   4,016,867.23        4,016,867.23
Cum. Principal Payments (Including ECPB & APDA)                                                155,372,853.40       59,174,498.49
Cum. Principal Payments (Excluding ECPB & APDA)                                                151,355,986.17      155,157,631.26
Cum. OC Amount                                                                                   3,183,862.81        3,058,018.40
Cum. SA Deposits                                                                                   389,983.27          383,032.65
Cum. Liquidation Losses                                                                          1,953,704.05        2,044,341.03
Cum. Investor Loss Reduction Amount                                                                      0.00                0.00
Cum. Purchase Price of Repurchased Loans (Alloc. to Principal)                                           0.00                0.00
Cum. Guaranteed Principal Distribution Amount                                                            0.00                0.00
Cum. Credit Enhancement Draw Amount Amount                                                               0.00                0.00
Cum. Servicer Removals from Trust (Section 2.06)                                                         0.00                0.00

Cum. Modifications to Sr. Lien Balance (CLTV<80%)                                                1,617,693.11        1,617,693.11
Cum. Modifications to Sr. Lien Balance (CLTV<80%) (% of Initial Pool)                                   0.64%               0.64%
Cum. Modifications to Sr. Lien Balance (CLTV>80%)                                                2,443,637.60        2,471,629.99
Cum. Modifications to Sr. Lien Balance (CLTV>80%) (% of Initial Pool)                                   0.97%               0.98%
Cum. Modifications to Credit Limit                                                               2,673,926.98        2,673,926.98
Cum. Modifications to Credit Limit (% of Initial Pool)                                                  1.07%               1.07%
Cum. Modifications to Gross Margin                                                               1,995,947.72        1,995,947.72
Cum. Modifications to Gross Margin (% of Initial Pool)                                                  0.80%               0.80%

Accrued but Unpaid a/ Distribution
                               Servicing Fee                                                             0.00                0.00
                               Investor Certificate Interest                                             0.00                0.00
                               Credit Enhancement Premium                                                0.00                0.00
                               Unreimbursed Draw Amounts                                                 0.00                0.00

=================================================================================================================================
Countrywide Home Loans, Inc.                                                                Date of Report:         8/9/99
Countrywide Home Equity Loan Trust - Series 1996-A                                          Time of Report:        6:46 PM
P & S Agreement Date:                                   October 31, 1996
Original Settlement Date:                               November 21, 1996
CUSIP Number of Certificates:                           222374AA8
Original Sale Balance:                                  246,033,118         Inv #8001002


=================================================================================================================================


Detailed Information (Page 5 of 5)

Distribution Date:                                                                                    7/15/99             8/16/99

SOURCES OF FUNDS:
   Mtge Loans Interest                                                                             877,488.44          847,487.31
   Mtge Loans Net Liq. Proceeds (Alloc. to Int. & Incl. Rec. Charge-Offs)                                0.00                0.00
   Mtge Loans Insurance Proceeds (Alloc. to Int.)                                                        0.00                0.00
   Mtge Loans Purchase Price (Alloc. to Int.) (Section 2.02(a))                                          0.00                0.00
   Mtge Loans (90+ Days Delinquent) Purchase Price (Alloc. to Int.)                                      0.00                0.00
   Mtge Loan Principal                                                                           5,571,365.44        5,615,838.12
   Mtge Loans Net Liq. Proceeds (Alloc. to Princ.)                                                   6,515.67           (9,123.12)
   Mtge Loans Insurance Proceeds (Alloc. to Princ.)                                                      0.00                0.00
   Mtge Loans Purchase Price (Alloc. to Princ.) (Section 2.02(a))                                        0.00                0.00
   Mtge Loans (90+ Days Delinquent) Purchase Price (Alloc. to Princ.)                                    0.00                0.00
   Mtge Loans Transfer Deposit Amount (Section 2.02(a))                                                  0.00                0.00
   Reinvestment Earnings on Spread Account                                                               0.00                0.00
   Draw on Policy                                                                                        0.00                0.00
Total                                                                                            6,455,369.55        6,454,202.31

USES OF FUNDS
   Servicing Fee                                                                                    42,868.49           41,456.55
   Investor Interest Distribution                                                                  404,508.29          431,945.79
   Accrued and Unpaid Investor Interest Distributed                                                      0.00                0.00
   Investor Principal Distribution                                                               3,274,896.18        3,801,645.09
   Transferor Distribution (not including Cash Released to Transferor)                           2,332,126.54        1,810,498.49
   Unallocated Transferor Principal Collections                                                          0.00                0.00
   Accrued and Unpaid Servicing Fee Distributed                                                          0.00                0.00
   Payment of Unreimbursed Surety Bond Draw Amounts                                                        $0                  $0
   Credit Enhancement Premium Distributed                                                            8,610.72            8,864.56
   Cash Deposited to Spread Account                                                                (31,534.25)          (6,950.62)
   Cash Released to Transferor (Including Spread Account and OC Step-down releases)                423,893.58          366,742.45
Total                                                                                            6,455,369.55        6,454,202.31

=================================================================================================================================

ERROR CHECK

Sources & Uses                                                                                             OK                  OK
Pool Balance                                                                                               OK                  OK
Transferor Balance (Will indicate "VIOLATION" if Servicer has viloated Min. Transferor Int.)               OK                  OK
Loss Allocation                                                                                            OK                  OK
Overcollateralization                                                                                      OK                  OK
Balance Reduction                                                                                          OK                  OK

=================================================================================================================================
Countrywide Home Loans, Inc.                                                                Date of Report:         8/9/99
Countrywide Home Equity Loan Trust - Series 1996-A                                          Time of Report:        6:46 PM
P & S Agreement Date:                                   October 31, 1996
Original Settlement Date:                               November 21, 1996
CUSIP Number of Certificates:                           222374AA8
Original Sale Balance:                                  246,033,118         Inv #8001002


=================================================================================================================================

Distribution List:

                                                                                    Lupe Montero - Countrywide Home Loans
   Barbara Grosse - First National Bank of Chicago                                  Jose Baltasar - Countrywide Home Loans
   Frank Skibo - FSA                                                                Richard Pohl - Countrywide Home Loans
   Paul Marsilio - Lehman Brothers                                                  Richard Marron - Countrywide Home Loans
   Margarette Carrette - Moody's Investors Service                                  Dave Walker - Countrywide Home Loans
   Gail Brennan - Standard & Poor's Corp.                                           Dianne Barrella - Countrywide Home Loans
=================================================================================================================================


Servicer Certificate (Page 1 of 3)

Distribution Date:                                                                                    7/15/99             8/16/99

A.   POOL INFORMATION

     Aggregate Amount of  Collections                                                            6,455,369.55        6,454,202.31
     Aggregate Amount of  Interest Collections                                                     877,488.44          847,487.31
     Aggregate Amount of  Principal Collections                                                  5,577,881.11        5,606,715.00
     Transfer Deposit Amount (Sections 2.02(a) & 2.06)                                                   0.00                0.00
     Beginning Pool Balance                                                                    102,884,381.08       99,495,712.85
     Ending Pool Balance                                                                        99,495,712.85       95,563,074.96
     Additional Balances                                                                         2,286,236.40        1,764,714.09
     Servicer Removals from the Trust (Section 2.06)                                                     0.00                0.00
     Cum. Modifications to Sr. Lien Balance (CLTV<80%)                                           1,617,693.11        1,617,693.11
     Cum. Modifications to Sr. Lien Balance (CLTV<80%) (% of Initial Pool)                              0.64%               0.64%
     Cum. Modifications to Sr. Lien Balance (CLTV>80%)                                           2,443,637.60        2,471,629.99
     Cum. Modifications to Sr. Lien Balance (CLTV>80%) (% of Initial Pool)                              0.97%               0.98%
     Cum. Modifications to Credit Limit                                                          2,673,926.98        2,673,926.98
     Cum. Modifications to Credit Limit (% of Initial Pool)                                             1.07%               1.07%
     Cum. Modifications to Gross Margin                                                          1,995,947.72        1,995,947.72
     Cum. Modifications to Gross Margin (% of Initial Pool)                                             0.80%               0.80%
     Servicing Fee                                                                                  42,868.49           41,456.55
     Unpaid Servicing Fee Received                                                                       0.00                0.00
     Remaining Accrued and Unpaid Servicing Fee                                                          0.00                0.00

B.   INTEREST, PRINCIPAL & LOSS ALLOCATION

     Investor Certificateholder Floating Allocation Percentage                                         94.50%              94.32%
     Investor Certificateholder Fixed Allocation Percentage                                            98.00%              98.00%
     Investor Interest Collections                                                                 829,241.25          799,348.08
     Investor Principal Collections                                                              5,466,323.49        5,494,580.70
     Transferor Interest Collections                                                                48,247.19           48,139.23
     Transferor Principal Collections                                                              111,557.62          112,134.30
     Investor Loss Amount                                                                           91,688.85           85,488.59
     Beginning Invested Amount                                                                  97,227,460.97       93,844,127.41
     Ending Invested Amount                                                                     93,844,127.41       89,916,637.91

C.   INTEREST & PRINCIPAL DISTRIBUTIONS TO INVESTORS

     Investor Certificate Interest Distributed                                                     404,508.29          431,945.79
     Investor Certificate Interest Shortfall b/ any Draw on Policy                                       0.00                0.00
     Unpaid Investor Certificate Interest Shortfall Received                                             0.00                0.00
     Unpaid Investor Certificate Interest Shortfall Remaining                                            0.00                0.00

     Principal Distribution Amount                                                               3,274,896.18        3,801,645.09
         Managed Amortization Period? (Yes=1; No=0)                                                         1                   1
         Rapid Amortization Period? (Yes=1; No=0)                                                           0                   0
         Maximum Principal Collections Payment                                                   5,466,323.49        5,494,580.70
         Alternative Principal Payment                                                           3,291,644.71        3,842,000.91
         Principal Collections less Additional Balances                                          3,291,644.71        3,842,000.91
     Investor Loss Amount Distributed to Investors                                                  91,688.85           85,488.59
     Accelerated Principal Distribution Amount                                                           0.00                0.00

D.   INVESTOR CERTIFICATE PRINCIPAL BALANCE

     Beginning Certificate Principal Balance                                                    93,935,160.77       90,660,264.60
     Ending Certificate Principal Balance                                                       90,660,264.60       86,858,619.51
     Pool Factor                                                                                    0.3684881           0.3530363


=================================================================================================================================
Countrywide Home Loans, Inc.                                                                Date of Report:         8/9/99
Countrywide Home Equity Loan Trust - Series 1996-A                                          Time of Report:        6:46 PM
P & S Agreement Date:                                   October 31, 1996
Original Settlement Date:                               November 21, 1996
CUSIP Number of Certificates:                           222374AA8
Original Sale Balance:                                  246,033,118         Inv #8001002


=================================================================================================================================

Servicer Certificate (Page 2 of  3)

Distribution Date:                                                                                    7/15/99             8/16/99

E.   DISTRIBUTIONS TO TRANSFEROR

     Interest Distribution                                                                         363,703.38          289,037.27
     Principal Distribution                                                                      2,286,236.40        1,764,714.09
     Amount Distributed to Transferor pursuant to Section 5.01(a)(x)                               315,456.20          240,898.04

F.   TRANSFEROR BALANCE

     Beginning Transferor Principal Balance                                                      5,656,920.11        5,651,585.44
     Ending Transferor Principal Balance                                                         5,651,585.44        5,646,437.05
     Servicer Removals from the Trust (Section 2.06)                                                     0.00                0.00
     Minimum Transferor Balance                                                                  4,974,785.64        4,778,153.75

G.   INVESTOR CERTIFICATE RATE

     Investor Certificate Rate                                                                       5.16750%            5.36000%
     LIBOR Rate                                                                                      4.98750%            5.18000%
     Maximum Rate                                                                                    8.61395%            8.60901%
     Weighted Average Mortgage Net Loan Rate                                                         8.61395%            8.60901%

H.   CREDIT ENHANCEMENT

     Credit Enhancement Fee                                                                          8,610.72            8,864.56
     Beginning OC Amount                                                                         3,292,300.19        3,183,862.81
     Ending OC Amount                                                                            3,183,862.81        3,058,018.40
     Guaranteed Amount                                                                                   0.00                0.00
     Guaranteed Principal Distribution Amount                                                            0.00                0.00
     Credit Enhancement Draw Amount                                                                      0.00                0.00

I.   SPREAD ACCOUNT

     Beginning Spread Account Balance                                                              421,517.52          389,983.27
     Ending Spread Account Balance                                                                 389,983.27          383,032.65
     Amount to be distributed to the Spread Account pursuant to Section 5.01(a)(viii)                    0.00                0.00
     Amount Released from Spread Account                                                           315,456.20          240,898.04
     Spread Account Maximum                                                                        389,983.27          383,032.65

J.   DELINQUENCY & REO STATUS

     Delinquent 30-59 days
         No. of Accounts                                                                                   28                  22
         Trust Balances                                                                            818,755.76          485,392.31
     Delinquent 60-89 days
         No. of Accounts                                                                                    6                   6
         Trust Balances                                                                             98,055.58          195,171.09
     Delinquent 90+ days
         No. of Accounts                                                                                   24                  21
         Trust Balances                                                                            500,892.05          429,762.13
     Delinquent 9+ months
         No. of Accounts                                                                                   25                  25
         Trust Balances                                                                            779,966.54          766,065.30
     REO
         No. of Accounts                                                                                    3                   2
         Trust Balances                                                                            112,348.11           76,996.50

=================================================================================================================================
Countrywide Home Loans, Inc.                                                                Date of Report:         8/9/99
Countrywide Home Equity Loan Trust - Series 1996-A                                          Time of Report:        6:46 PM
P & S Agreement Date:                                   October 31, 1996
Original Settlement Date:                               November 21, 1996
CUSIP Number of Certificates:                           222374AA8
Original Sale Balance:                                  246,033,118         Inv #8001002


=================================================================================================================================

Servicer Certificate (Page 3 of  3)

Distribution Date:                                                                                    7/15/99             8/16/99

K.   EVENT OF DEFAULT TRIGGERS                                                                              0                   0

     Failure by Seller to make payment within 5 Business Days of Required Date?                             0                   0
     Failure by Seller to perform any covenants described in the Agreement?                                 0                   0
     Bankruptcy or Insolvency relating to Servicer?                                                         0                   0

L.   RAPID AMORTIZATION EVENT TRIGGERS                                                                      0                   0

     Failure by Seller to make payment within 3 Business Days of Required Date?                             0                   0
     Breach of Representation or Warranty by Seller or Depositor?                                           0                   0
     Bankruptcy or Insolvency relating to Transferor?                                                       0                   0
     Subject to Investment Company Act of 1940 Regulation?                                                  0                   0
     Any Event of Default ?                                                                                 0                   0
     Draws Under Policy are Greater than 1% of Initial Pool Principal Balance?                              0                   0

     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 10th day of August, 1999

            Countrywide Home Loans Formerly Known as Countrywide Funding Corporation
            as Servicer

            _______________________________________

             Lupe Montero
             Vice-President


=================================================================================================================================
Countrywide Home Loans, Inc.                                                                Date of Report:         8/9/99
Countrywide Home Equity Loan Trust - Series 1996-A                                          Time of Report:        6:46 PM
P & S Agreement Date:                                   October 31, 1996
Original Settlement Date:                               November 21, 1996
CUSIP Number of Certificates:                           222374AA8
Original Sale Balance:                                  246,033,118         Inv #8001002

=================================================================================================================================
        Distribution List:
        Barbara Grosse - First National Bank of Chicago              Lupe Montero - Countrywide Home Loans
        Frank Skibo - FSA                                            Mar Luciano - Countrywide Home Loans
        Paul Marsilio - Lehman Brothers                              Richard Pohl - Countrywide Home Loans
        Margarette Carrette - Moody's Investors Service              Richard Marron - Countrywide Home Loans
        Gail Brennan - Standard & Poor's Corp.                       Dave Walker - Countrywide Home Loans
                                                                     Dianne Barrella - Countrywide Home Loans
================================================================================================================================


Statement to Certificateholders (Page 1 of 2)

Distribution Date:                                                                                    7/15/99             8/16/99

     INVESTOR CERTIFICATES DISTRIBUTION SUMMARY (PER $1000 ORIGINAL PRINCIPAL AMOUNT)

A.   INTEREST & PRINCIPAL DISTRIBUTIONS TO INVESTORS

     Investor Certificate Interest Distributed                                                       1.644121            1.755641
     Investor Certificate Interest Shortfall Distributed                                             0.000000            0.000000
     Remaining Unpaid Investor Certificate Interest Shortfall                                        0.000000            0.000000

     Managed Amortization Period? (Yes=1; No=0)                                                             1                   1
     Investors Certificate Principal Distributed                                                    13.310794           15.451762
       Principal Distribution Amount                                                                13.378868           15.615788
          Maximum Principal Payment                                                                 22.217836           22.332687
          Alternative Principal Payment                                                             13.378868           15.615788
          Principal Collections less Additional Balances                                            13.378868           15.615788
       Investor Loss Amount Distributed to Investors                                                 0.372669            0.347468
       Accelerated Principal Distribution Amount                                                     0.000000            0.000000
       Credit Enhancement Draw Amount                                                                    0.00                0.00

     Total Amount Distributed to Certificateholders (P & I)                                         14.954915           17.207402

B.   INVESTOR CERTIFICATE PRINCIPAL BALANCE

     Beginning Investor Certificate Balance                                                     93,935,160.77       90,660,264.60
     Ending Investor Certificate Balance                                                        90,660,264.60       86,858,619.51
     Beginning Invested Amount                                                                  97,227,460.97       93,844,127.41
     Ending Invested Amount                                                                     93,844,127.41       89,916,637.91
     Investor Certificateholder Floating Allocation Percentage                                       94.5017%            94.3198%
     Pool Factor                                                                                    0.3684881           0.3530363
     Liquidation Loss Amount for Liquidated Loans                                                   97,023.52           90,636.98
     Unreimbursed Liquidation Loss Amount                                                                0.00                0.00

C.   POOL INFORMATION

     Beginning Pool Balance                                                                    102,884,381.08       99,495,712.85
     Ending Pool Balance                                                                        99,495,712.85       95,563,074.96
     Servicer Removals form the Trust (Section 2.06)                                                     0.00                0.00
     Servicing Fee                                                                                  42,868.49           41,456.55

D.   INVESTOR CERTIFICATE RATE

     Investor Certificate Rate                                                                      5.167500%           5.360000%
     LIBOR Rate                                                                                     4.987500%           5.180000%
     Maximum Rate                                                                                   8.613945%           8.609014%

E.   DELINQUENCY & REO STATUS

     Delinquent 30-59 days
        No. of Accounts                                                                                    28                  22
        Trust Balances                                                                             818,755.76          485,392.31
     Delinquent 60-89 days
        No. of Accounts                                                                                     6                   6
        Trust Balances                                                                              98,055.58          195,171.09
     Delinquent 90+ days
        No. of Accounts                                                                                    24                  21
        Trust Balances                                                                             500,892.05          429,762.13
     Delinquent 9+ Months
        No. of Accounts                                                                                    25                  25
        Trust Balances                                                                                779,967             766,065
     REO
        No. of Accounts                                                                                     3                   2
        Trust Balances                                                                             112,348.11           76,996.50

      =============================================================================================================================

Statement to Certificateholders (Page 2 of 2)

Distribution Date:                                                                                    7/15/99             8/16/99














     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 10th day of August, 1999


            Countrywide Home Loans Formerly Known as Countrywide Funding Corporation
            as Servicer

            _______________________________________

             Lupe Montero
             Vice-President


















      Distribution List:

         Barbara Grosse - First National Bank of Chicago              Lupe Montero - Countrywide Home Loans
         Frank Skibo - FSA                                            Jose Baltasar - Countrywide Home Loans
         Paul Marsilio - Lehman Brothers                              Richard Pohl - Countrywide Home Loans
         Margarette Carrette - Moody's Investors Service              Richard Marron - Countrywide Home Loans
         Gail Brennan - Standard & Poor's Corp.                       Dave Walker - Countrywide Home Loans
                                                                      Dianne Barrella - Countrywide Home Loans

============================================================================================================================-----
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